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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

      Name                      State of Incorporation          Business Name
-----------------------------   ----------------------         ---------------
SOS Collection Services, Inc.         Arizona                  National Collex

Wolfe & Associates, Inc.              New Mexico